Exhibit 10.111

AMENDMENT TO EMPLOYMENT AGREEMENT

Richard W. Reichow (“Employee”) and Aeolus Pharmaceuticals, Inc., formerly Incara Pharmaceuticals Corporation (the “Company”) hereby agree to amend the terms of the Employment Agreement dated April 2, 2002, as amended on July 25, 2003, between the Company and the Employee (the “Agreement”) as follows.

Paragraph 2 of the Agreement is amended by adding the following sentence.

“After April 30, 2005, the Employee’s employment shall continue in accordance with the terms of this Agreement on a month-to-month basis, which employment may be terminated at will by the Company upon thirty (30) days written notice. Provided however, if this Agreement is terminated by the Company or if the Employee’s employment is terminated by the Company for any reason, other than for just cause as defined in Paragraph 7(A)(iii), the Employee shall be entitled to and receive the payments and benefits provided for in Paragraph 7(B) of the Agreement.”

Except as set forth above, the provisions of the Agreement, as amended, shall remain in full force and effect.

/s/ Richard W. Reichow	December 2, 2004
Employee’s signature	Date

/s/ James D. Crapo	December 2, 2004
Aeolus Pharmaceuticals, Inc.	Date
James D. Crapo
Chief Executive Officer